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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 12, 1999, (except with respect to the matter discussed in Note 25, as to which the date is March 25, 1999) on GIANT GROUP, LTD. and subsidiaries' consolidated financial statements and related schedules for the year ended December 31, 1998, included in the Form 10-K, into GIANT GROUP, LTD.'s previously filed Registration Statement File No. 33-16848.


                                           ARTHUR ANDERSEN LLP


Los Angeles, California
March 25, 1999